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                                                                  Exhibit (e)(1)

                            CALAMOS INVESTMENT TRUST

                           THIRD AMENDED AND RESTATED

                             DISTRIBUTION AGREEMENT

          This THIRD AMENDED AND RESTATED DISTRIBUTION AGREEMENT (the "Agreement") made as of June 15 2007, between CALAMOS FINANCIAL SERVICES LLC, a limited liability company organized under the laws of the State of Delaware and having its principal office and place of business in Naperville, Illinois (the "Distributor"), and CALAMOS INVESTMENT TRUST, a Massachusetts business trust having its principal office and place of business in Naperville, Illinois (the "Trust"), which offers shares of beneficial interest in different series representing interests in different portfolios of assets (each series being referred to herein as a "Fund").

                                   WITNESSETH:

          In consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, it is agreed:

     1. APPOINTMENT OF DISTRIBUTOR. The Trust hereby appoints the Distributor as its exclusive agent to sell and distribute Class A Shares, Class B Shares, Class C Shares, Class I and Class R Shares (collectively, the "Shares") of each Fund at the offering price thereof as from time to time determined in the manner herein provided. The Distributor hereby accepts such appointment and agrees during the term of this Agreement to provide the services and to assume the obligations set forth herein. The Trust agrees that it will not, without the Distributor's consent, sell or agree to sell any Shares otherwise than through the Distributor, except that (a) the Trust may itself sell Shares as an investment to the trustees, officers, directors and bona fide full-time employees of the Trust, the Distributor and the Trust's investment adviser; and
(b) the Trust may issue Shares in connection with a merger, consolidation or acquisition of assets on such basis as may be authorized or permitted under the Investment Company Act of 1940, as amended (the "Investment Company Act"); provided that in no event as to any of the foregoing exceptions shall the Shares be issued and sold at less than the net asset value thereof.

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     2. BASIS OF SALE OF SHARES. The Distributor does not agree to sell any specific number of Shares. Shares will be sold by the Distributor as agent for the Trust only against orders therefor. The Distributor will not purchase Shares from anyone other than the Trust except as agent for the Trust.

     3. OFFERING PRICE. All Shares offered for sale by the Distributor shall be offered for sale at a price per share (the "Offering Price") equal to (a) the net asset value per share of the Fund (determined in the manner set forth in the Trust's Declaration of Trust) plus (b) in the case of Class A Shares, except as set forth in the then current Prospectuses, a sales charge applicable to Shares, which shall be the percentage of the Offering Price of such Shares as set forth in the Fund's then current effective Prospectuses, and, in the case of the Class B, Class C and Class R Shares, as set forth below. The Offering Price, if not an exact multiple of one cent, shall be adjusted to the nearest cent.

     4. DISTRIBUTION FEES AND CONTINGENT DEFERRED SALES CHARGES.

     (A) CLASS B SHARES. In accordance with the Third Amended and Restated Distribution Plan effective June 15, 2007 (the "Plan"), the Trust in respect of each Fund shall pay to the Distributor or, at the Distributor's direction, to a third party, monthly in arrears on or prior to the third business day of the following calendar month, a fee (the "Class B Distribution Fee") equal to the average daily net assets of Class B Shares multiplied by that portion of 0.75% that the number of days in the month bears to 365. The Trust in respect of each Fund agrees to withhold from redemption proceeds of the Class B Shares, any contingent deferred sales charge ("CDSC") payable with respect to the Class B Shares, as provided in such Fund's Prospectus, and to pay the same over to the Distributor or, at the Distributor's direction, to a third party or such party's designee, at the time the redemption proceeds are payable to the holder of such shares redeemed. Payment of these CDSC amounts to the Distributor is not contingent upon the adoption or continuation of any Plan.

     The Distributor shall be considered to have performed all services so as to entitle it to the right to the payment of the Class B Distribution Fee so long as the Plan with regard to such Class B Shares continues pursuant to its terms and the right to payment of any CDSC with respect to each Class B Share upon the settlement date of the redemption of such Class B Share.

     The provisions set forth in Section 5 of the Plan (in effect on the date hereof) are hereby incorporated by reference into this Section 4(a) with the same force and effect as if set forth herein in their entirety.

     (B) CLASS C SHARES. In accordance with the Plan, the Trust in respect of each Fund shall pay to the Distributor or, at the Distributor's direction, to a third party, monthly in arrears on or prior to the third business day of the following calendar month, a fee (the "Class C Distribution Fee") equal to the average daily net assets of Class C Shares multiplied by that portion of 0.75% that the number of days in the month bears to 365. The Trust in respect of each Fund agrees to withhold from redemption proceeds of the Class C Shares, any CDSC payable with respect to the Class C Shares, as provided in such Fund's Prospectus, and to pay the same over to the Distributor or, at the Distributor's direction, to a third party or such party's designee, at the time the redemption proceeds are payable to the holder of such shares redeemed. Payment of these CDSC amounts to the Distributor is not contingent upon the adoption or continuation of any Plan.


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     The Distributor shall be considered to have performed all services so as to entitle it to the right to the payment of the Class C Distribution Fee with respect to the first year following issuance of each Class C Share so long as with respect to the Class C Distribution Fee, the Plan with regard to such Class C Shares continues pursuant to its term and the right to payment of the CDSC with respect to each Class C Share upon the settlement date of the redemption of such Class C Share.

     The provisions set forth in Section 5 of the Plan (in effect on the date hereof) are hereby incorporated by reference into this Section 4(b) with the same force and effect as if set forth herein in their entirety.

     (C) CLASS R SHARES. In accordance with the Plan, the Trust in respect of each Fund shall pay to the Distributor or, at the Distributor's direction, to a third party, monthly in arrears on or prior to the third business day of the following calendar month, a fee (the "Class R Distribution Fee") equal to the average daily net assets of Class R Shares multiplied by that portion of 0.50% that the number of days in the month bears to 365.

     (D) PAYMENTS.

               (i) The Trust will not take any action to waive or change any CDSC in respect to the Class B or C Shares of any Fund, the date of original issuance of which occurs on or prior to the taking of such action, except as provided in the Fund's prospectus or statement of additional information on the date such Class B or Class C Share was issued, without the consent of the Distributor and its assigns, and nothing will terminate the Distributor's right to the CDSCs (including without limitation a Complete Termination, as defined in Section 5(iii) of the Plan) with respect to such shares.

               (ii) Except as provided in Section 5(ii) of the Plan, the Fund's obligation to pay the Distribution Fees and CDSCs payable in respect of the Class B or C Shares of any Fund, as applicable, to the Distributor shall be absolute and unconditional and shall not be subject to any dispute, offset, counterclaim or any defense whatsoever, at law or equity, including, without limitation, any of the foregoing based on the insolvency or bankruptcy of the Distributor.

     5. SERVICE FEES. The Trust in respect of each Fund and Class of shares shall pay to the Distributor, monthly in arrears on or prior to the third business day of the following calendar month, a fee for personal shareholder services or recordkeeping (the "Service Fee") at the rate described in the applicable current prospectus of such Fund and Class at the time of such payment.

     6. MANNER OF OFFERING. The Distributor will conform to the securities laws of any jurisdiction in which it sells, directly or indirectly, any Shares. The Distributor also agrees to furnish to the Trust sufficient copies of any agreements, plans or sales literature it intends to use in connection with any sales of Shares in adequate time for the Trust to file and clear them with the proper authorities before they are put in use, and not to use them until so filed and cleared.


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          The Distributor shall have the right to accept or reject orders for the purchase of Shares. Any consideration that the Distributor may receive in connection with a rejected purchase order will be returned promptly to the prospective purchaser. The Trust or its transfer agent or shareholder servicing agent is authorized to confirm sales of Shares on behalf of the Distributor. The Trust shall register or cause to be registered all Shares sold by the Distributor pursuant to the provisions hereof in such name or names and amounts as the Distributor may request from time to time and the Trust shall issue or cause to be issued certificates evidencing such Shares for delivery to Distributor or pursuant to Distributor's direction if and to the extent that the Trust contemplates the issuance of such share certificates. All Shares, when so issued and paid for, shall be fully paid and nonassessable.

     7. SECURITIES LAWS. The Trust has delivered to Distributor a copy of the current Prospectus relating to Shares. The Trust agrees that it will use its best efforts to continue the effectiveness of the Trust's Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"). The Trust further agrees to prepare and file any amendments to its Registration Statement as may be necessary and any supplemental data in order to comply with the Securities Act. The Trust has already registered under the Investment Company Act as an investment company, and it will use its best efforts to maintain such registration and to comply with the requirements of said Act.

          At the Distributor's request, the Trust will take such steps as may be necessary and feasible to qualify Shares for sale in states, territories or dependencies of the United States of America, in the District of Columbia and in foreign countries, in accordance with the laws thereof, and to renew or extend any such qualification; provided, however, that the Trust shall not be required to qualify Shares or to maintain the qualification of Shares in any state, territory, dependency, district or country where it shall deem such qualification disadvantageous to the Trust.

          The Distributor agrees that:

          (a) Neither the Distributor nor any of it officers will take any long or short position in the Shares, but this provision shall not prevent the Distributor or its officers from acquiring Shares for investment purposes only;

          (b) The Distributor shall furnish to the Trust any pertinent information required to be inserted with respect to the Distributor as the Distributor within the purview of the Securities Act in any reports or registration required to be filed with any governmental authority; and

          (c) The Distributor will not make any representations inconsistent with the Registration Statement or Prospectus(es) of the Funds filed under the Securities Act, as in effect from time to time.


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     8. ALLOCATION OF EXPENSES.

          (a) The Trust, either directly or through its investment adviser, will be responsible for, and shall pay the expenses incurred in connection with:

               (i) providing all necessary services, including fees and disbursements of counsel, related to the preparation, setting in type, printing and filing of any registration statement and/or prospectus(es) and statement of additional information required under the Securities Act, or under state securities laws, covering its Shares, and all amendments and supplements thereto, the mailing of any such prospectus(es) and statement of additional information to existing shareholders, and preparing, setting in type, printing and mailing periodic reports to existing shareholders;

               (ii) the cost of all registration or qualification fees;

               (iii) the cost of preparing temporary and permanent share certificates for Shares;

               (iv) all the Federal and state (if any) issue and/or transfer taxes payable upon the issue by or transfer from the Trust to the Distributor of any and all Shares distributed hereunder.

          (b) The Distributor shall bear all sales, promotion or distribution expenses in connection with the distribution of Shares and shall be the sole judge of the extent to which sales or promotion expenses shall be incurred. Expenses incurred in complying with laws regulating the issue or sale of securities shall not be deemed to be sales, promotion or distribution expenses. The Distributor agrees that, after the prospectus(es), statement of additional information and periodic reports have been set in type, it will bear the expense of printing and distributing any copies thereof that are to be used in connection with the offering of Shares to investors. The Distributor further agrees that it will bear the expenses of preparing, printing and distributing any other literature used by the Distributor or furnished by it for use in connection with the offering of the Shares for sale to the public.

          (c) The Trust will be responsible for, and shall pay the expenses of, maintaining shareholder accounts and furnishing or causing to be furnished to each shareholder a statement of his account.

     9. THE DISTRIBUTOR IS AN INDEPENDENT CONTRACTOR. The Distributor shall be an independent contractor. The Distributor is responsible for its own conduct, for the employment, control and conduct of its agents and employees and for injury to such agents or employees or to others through its agents or employees. The Distributor assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employer taxes thereunder.

     10. TERM OF CONTRACT. This Distribution Agreement shall go into effect on the date hereof and shall continue in effect until July 31, 2007, and thereafter for successive periods of one year each if such continuance is approved at least annually thereafter (i) either by an affirmative vote of a majority of the outstanding Shares or by the Trustees, (ii) in either case by a


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majority of the Trustees who are not interested persons of the Distributor or
(otherwise than as Trustees) of the Trust, cast in person at a meeting called for the purpose of voting on such approval. Written notice of discontinuance of this Distribution Agreement may be given by one party hereto to the other upon not less than 60 days' notice.

     11. ASSIGNMENT. This Distribution Agreement may not be assigned by the Distributor and shall automatically terminate in the event of an attempted assignment by the Distributor; provided, however, that the Distributor may employ or enter into agreements with such other person, persons, corporation, or corporations, as it shall determine in order to assist it in carrying out this Distribution Agreement, and nothing herein shall prohibit the assignment, sale or pledge by the Distributor of its rights to receive Class B Distribution Fees, Class C Distribution Fees, Class R Distribution Fees or the CDSC with respect to the Class B Shares or Class C Shares.

     12. INDEMNIFICATION BY DISTRIBUTOR. The Distributor agrees to indemnify and hold harmless the Trust or any other person who has been, is, or may hereafter be an officer, Trustee or employee of the Trust against any loss, damage or expense reasonably incurred by any of them in connection with any claim or in connection with any action, suit, or proceeding to which any of them may be a party, which arises out of or is alleged to arise out of or is based upon any untrue statement or alleged untrue statement of a material fact, or the omission or alleged omission to state a material fact necessary to make the statements made not misleading, on the part of the Distributor or any agent or employee of the Distributor or any other person for whose acts the Distributor is responsible or is alleged to be responsible, such as any dealer or person through whom sales are made pursuant to an agreement with the Distributor, unless such statement or omission was made in reliance upon written information furnished by the Trust. The term "expenses" for purposes of this and the next paragraph includes attorney's fees and amounts paid in satisfaction of judgments or in settlements that are made with the Distributor's consent. The foregoing rights of indemnification shall be in addition to any other rights to which the Trust or a Trustee may be entitled as a matter of law.

     13. INDEMNIFICATION BY TRUST. The Trust agrees to indemnify and hold harmless the Distributor and each person who has been, is, or may hereafter be an officer, director, employee or agent of the Distributor against any loss, damage or expense reasonably incurred by any of them in connection with any claim or in connection with any action, suit or proceeding to which any of them may be a party, which arises out of or is alleged to arise out of or is based upon any untrue or alleged untrue statement of material fact, or the omission or alleged omission to state a material fact necessary to make the statements therein not misleading, contained in a registration statement or prospectus, or any amendment or supplement thereto, unless such statement or omission was made in reliance upon written information furnished by the Distributor. The foregoing rights of indemnification shall be in addition to any other rights to which the Distributor may be entitled as a matter of law. Nothing contained herein shall relieve the Distributor of any liability to the Trust or its shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or reckless disregard of its obligations and duties hereunder.


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     14. NON-EXCLUSIVE AGREEMENT. The services of the Distributor to the Trust hereunder shall not be deemed to be exclusive, and the Distributor shall be free to (a) render similar services to, and act as underwriter or distributor in connection with the distribution of shares of, other investment companies, and
(b) engage in any other businesses and activities from time to time.

     15. AMENDMENT. This Distribution Agreement may be amended at any time by mutual agreement in writing of the parties hereto, provided that any such amendment is approved by a majority of the Trustees who are not interested persons of the Distributor or by the holders of a majority of the outstanding Shares or Funds affected.

     16. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Illinois.

     17. LIMITATION OF LIABILITY. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but shall bind only the assets and property of the Trust as provided in the Trust's Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees and shareholders of the Trust and signed by an authorized officer of the Trust, acting as such, and neither such authorization by the Trustees and shareholders nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Trust as provided in its Declaration of Trust.

     18. TERMINATION OF PRIOR AGREEMENT. All prior Distribution Agreements between the parties are hereby terminated.


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     IN WITNESS WHEREOF, this Distribution Agreement has been executed for the
Distributor and the Trust by their duly authorized officers, as of the date first set forth above.

                                        CALAMOS FINANCIAL SERVICES LLC


                                        By /s/ Patrick H. Dudasik
                                           -------------------------------------
                                        Name: Patrick H. Dudasik
                                        Title: Executive Vice President, Chief
                                               Financial Officer, Chief
                                               Operating Officer and Treasurer

                                        ATTEST:

                                        /s/ James S. Hamman, Jr.
                                        ----------------------------------------
                                        Name: James S. Hamman, Jr.
                                        Title: Executive Vice President, General
                                               Counsel and Secretary


                                        CALAMOS INVESTMENT TRUST


                                        By /s/ James S. Hamman, Jr.
                                           -------------------------------------
                                        Name: James S. Hamman, Jr.
                                        Title: Secretary


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